UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

MAY 21, 2014

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

AMAZON.COM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-22513	91-1646860
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

410 TERRY AVENUE NORTH, SEATTLE, WASHINGTON 98109-5210

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 266-1000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 21, 2014, Amazon.com, Inc. held its Annual Meeting of Shareholders.

The following nominees were elected as directors, each to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified, by the vote set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey P. Bezos	370,322,806	6,563,539	1,559,679	35,229,205
Tom A. Alberg	374,490,934	2,951,888	1,003,202	35,229,205
John Seely Brown	375,865,813	1,631,384	948,827	35,229,205
William B. Gordon	375,265,253	2,338,985	841,786	35,229,205
Jamie S. Gorelick	375,542,627	1,960,736	942,661	35,229,205
Alain Monié	376,723,186	764,526	958,312	35,229,205
Jonathan J. Rubinstein	376,420,602	1,076,275	949,147	35,229,205
Thomas O. Ryder	354,441,151	23,157,899	846,974	35,229,205
Patricia Q. Stonesifer	375,186,106	2,442,972	816,946	35,229,205

The appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2014 was ratified by the vote set forth below:

For	Against	Abstain	Broker Non-Votes
411,261,963	1,343,840	1,069,426	—

The compensation of our named executive officers as disclosed in the proxy statement was approved in an advisory vote as set forth below:

For	Against	Abstain	Broker Non-Votes
367,282,706	9,435,076	1,728,242	35,229,205

A shareholder proposal regarding a report concerning corporate political contributions was not approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
79,792,406	268,607,653	30,045,965	35,229,205

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ David A. Zapolsky
David A. Zapolsky
Senior Vice President

Dated: May 23, 2014